Geology Report

On

Carter 1 Claim

Vancouver Island Copper-Gold Project

Northing	5585000 m
Easting	595800 m

Longitude 127° 35′ W Latitude 50° 19′ N

Naniamo Mining Division

UTM Zone 10

Map Sheet M092L 05E

For

Bywater Resources Inc.
6080 Centre Drive - 6th Floor
Los Angeles, California, 90045

Geologist

W.G. Timmins, P.Eng.

Date: February, 2006

TABLE OF CONTENTS

Page

List Of Figures

1. Summary

The region has an active mining area for base metals since the discovery of the Port Hardy Island Copper mine in the late 1970's. Exploration work has been sporadic since the mine closed in 1994, but continuous in the region. Numerous showings throughout the area remain to be explored.

The Carter 1 Claim is located west of Port Alice, British Columbia on Vancouver Island. Access is provided to the claim off the main Port Alice to Mahatta logging road and via the logging roads and access trails off the main roads. The region is used as a logging and recreational area however it has no official designation. The topography and relief is fairly rugged extending from 300 metres to 1000 metres in elevation.

The Port Hardy mine was brought into production in 1971 and produced over 367 million tonnes of ore from which copper, molybdenum, gold and silver were recovered. Skaist Mines Ltd. in the early 1970's carried out exploration on mineral showings to the north of the property.

This area is part of the Insular belt of the Cordillera of volcanics, crystalline rocks and minor sediments of the geological province of Wrangellia and represents its western most portion. The eastern portion of Vancouver Island is underlain by the Palaeozoic Sicker Group sediments and Upper Triassic basalts with minor carbonates and clastic sediments, which in turn are overlain by the Lower Jurassic Bonanza Volcanic Group which has been intruded by the Early –Middle Jurassic Island Plutonic Suite of the volcanic island arc sequence.

Three types of deposits are associated with these rock units and the indicated geological environment underlying the Carter 1 claim. A copper molybdenum

intrusive into the overlying volcanics, a volcanic belt related oxide sulphide phase iron formation gold zone and a skarnified precious metal - base metal contact zone, all have elements of their host geology present on the property.

The Island Copper deposit lies within moderately south dipping brecciated tuff, lapilli and tuff breccia of andesitic and basaltic composition, which have been subjected to contact thermal metamorphism and hydrothermal alteration. Pyrite is the most abundant sulphide, with chalcopyrite and molybdenite as the ore. Magnetite iron formations in volcanics, like the Merry Widow deposit, have been traced to the sulphide phase which can be related to gold deposition. The mineralization in the lenses is massive, with sharp contacts with small amounts of arsenopyrite with pyrrhotite, sphalerite, marcasite, cuprite, chalcopyrite and calcite. Skarn mineralization associated with intrusives is in altered tuff. Mineralization includes pyrrhotite, chalcopyrite and sparse pyrite.

On the Carter 1 Claim, andesite volcanics and tuffs are in fault contact with tholeiitic basalts where a intrusive diorite has intruded. Quartz stringers with copper-molybdenum mineralization cover a wide area. The immediate area of the claim is located on the south end of an area of high magnetics associated with volcanics and just north of an east west trending anomalous magnetic break. Geochemical reconnaissance surveys have published anomalous values in copper and gold for the drainages and the tills in the vicinity of the property with molybdenum, zinc, lead and mercury values also noted.

The Carter 1 Claim, in the Bonanza volcanic belt provides an attractive exploration prospect for copper and gold mineralization. The Phase I budget will cover initial geological mapping; geochemical sampling and prospecting. It is estimated to cost $8,000.

2. INTRODUCTION

The region has an active mining area for base metals since the discovery of the Port Hardy Island Copper mine in the late 1970's. Exploration work has been sporadic since the mine closed, in 1994, but continuous in the region. Numerous mineral showings throughout the area remain to be explored.

Prospecting on Vancouver Island just south of the past producing Island Copper mine revealed some areas of interesting geology that had not been explored for the potential of base and precious metals. The Carter 1 claim, which is the subject of this report was prospected, sampled and staked. Bywater Resources Inc. acquired a 100% interest in the claim.

2.1 Disclaimer

This report was initiated by the Rolf Harms, President of Bywater Resources Inc. to evaluate the claims and to recommend an exploration program to develop its mineral prospects and to be filed with the appropriate regulatory bodies.

In order to write the report, geological reports of the area were compiled. The notes of the prospecting team were reviewed and a property visit was conducted in February 2005.

3. PROPERTY DESCRIPTION AND LOCATION

The Carter 1 Claim (the "Property") is located 8 kilometres west of Port Alice, British Columbia on Vancouver Island. Access is provided to the claim off the main Port Alice Forest Service Road to Mahatta along the Cayuse Main Logging road and via the logging roads and access trails off it and the main Mahatta Creek Road (Figure 1, UTM Zone 10, Map Sheet M092L05E).

The Property consists of 1 unpatented mineral claim, consisting of 25 cell units staked and recorded online as per the British Columbia Regulations (Event #4060341). The parameters delineating the interests of Bywater Resources Inc. is found below (Table 1) and the claim location is displayed in Figure 2.

Table 1. Bywater Resources Inc.Claims

Claim Name	Cells	Tenure Record #	Expiry Date	Map Sheet	Owner
Carter 1	25	524224	Dec22/06	MO92L05E	G.Wells
TOTAL	**25**	**UNITS**	515.797	Hectares	

In British Columbia, each unit's size may vary with the geodiscal nature of the province and consist of approximately 20 hectares

All claims staked in British Columbia require $4 per hectare worth of assessment work to be undertaken in Year 1 through 3, followed by $8 per hectare per year thereafter. There are no known environmental concerns or parks designated for any area contained within the claims and logging operations have been very active in the recent past. Quatsino Sound is used extensively for recreational pursuits however it has no official designation. The property has no encumbrances. As advanced exploration proceeds there may be bonding requirements for reclamation.

The claims lie south of both the old Island Copper Mine leases and the Yreka mine on Neroutsos Inlet (Figure 1).

Bywater Resources Inc. has agreed to acquire, outright, a 100% interest in the Property for a cash payment of $35,000 U.S. A 2.5 % Net Smelter Royalty is payable to the vendor.

4. ACCESS, CLIMATE, LOCAL RESOURCES AND INFRASTRUCTURE

The claim is located 8 kilometres west of Port Alice, British Columbia on Vancouver Island, off the main Cayuse Main logging road and via the logging roads and access trails off that road and the main Mahatta Creek Road (Figure 2).

The topography and relief is fairly rugged extending from 300 metres to 1000 metres in elevation. The forested slopes are actively being logged with some areas of re-growth typical of this area in British Columbia. There is a mix of cedar, hemlock, spruce trees with alder, willow and cottonwood on old roads and poorly drained areas. Undergrowth brush is typical with salal, devil's club and assorted berry bushes. Climate is also typical of the upper Vancouver Island area and is such that the lower and middle elevations will be workable year round with little difficulty. Higher ground may require snow machines or similar track mounted vehicles.

All the major river drainages flow year round as do many subsidiary creeks. The area is an active logging region with plenty of heavy equipment and operators available for hire. Most live in Port Alice, Port MacNeil or Port Hardy. All these population centres totalling almost 20,000 people are within a two hour drive of

Figure 1

Carter 1 Claim


British
Columbia
PROPERTY
LOCATION
VANCOUVER
Hope
PROFESSIONAL
ENGINEER

the property and provide all amenities including police, hospitals, groceries, fuel, helicopter services, hardware and other necessary items. Drilling companies and assay facilities are located in Campbell River on the island and in Vancouver British Columbia (on the mainland).

5. HISTORY

The Port Hardy mine was discovered in late 1960's and brought into production in 1971. Until closure in 1994, mining operations had produced over 367 million tonnes of ore from which copper, molybdenum, gold and silver were recovered. Average value for the ore was in the $ 12 US / tonne range.

Copper-magnetite mineralization was discovered to the southwest of the Carter 1 Claim on the Wilf and Iron Cop property in 1960's, with Riocanex continuing exploration in the area including drilling to the end of that decade. Throughout the 1970's and into the 1980's minor exploration was carried out in this area. In the 1980's Brinco Mining Limited acquired properties in the area including the Iron Cop and the London #1 showing to the south of the Carter 1 Claim.

Skarn mineralization was found on the Brad showing to the west of the Carter 1 Claim and on the Jarr showing, farther to the west where chalcopyrite occurs as low grade disseminations in skarn, associated with pyrite, pyrrhotite and magnetite, at or near an east trending fault.

Rio Tinto is thought to have conducted mapping, geochemistry and trenching on the Tent Showing which is believed covered by the Carter 1 Claim, in the 1960s. Vanco Explorations followed up in 1970 by collecting soil samples and conducting Induced Polarization (IP) and ground magnetics surveys prior to excavating 65 trenches. Branta Explorations drilled two holes totalling 184



Baywaters Resources Inc.
Carter 1 CLAIM
2006
Claim Location Map
Drawn By: L. Stephenson
Date: March 2006
Scale : See Below
Quatsino
Sound
Buchholt Channel
Figure 2
Neroutsos Inlet
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0
4000
8000 Cu
Carter 1
Claim
Klaskino Inlet
PROFESSIONAL
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W.G. TIMMINS
BRITISH
COLUMBIA
ENGINEER

metres. In 1974, Imperial Oil Limited drilled five holes totalling 497 metres. In 1991 Stow Resources Ltd. collected rock samples and stream silt samples. No other work is documented since then in the area.

The area has been surveyed by government airborne magnetic surveys, regional government mapping parties have detailed the area and a government regional geochem survey has been completed over the staked claims.

6. RECENT EXPLORATION WORK

Since the commencement of mining at the Island Copper Mine, numerous companies have been engaged in prospecting and preliminary geological inspection of the region. No record of recent exploration activity has been observed in the immediate area of the property.

7. GEOLOGICAL SETTING

7.1 Regional Geology

This area is part of the Insular belt of the Cordillera of volcanics, crystalline rocks and minor sediments of the geological province of Wrangellia and represents its western most portion. This terrain is the trailing edge of the Wrangellia geologic province as it was being rafted on to the North American Craton.

The eastern portion of Vancouver Island is underlain by the Palaeozoic Sicker Group sediments and Upper Triassic basalts with minor carbonates and clastic sediments, which in turn are overlain by the Lower Jurassic Bonanza Group of andesitic to rhyodacitic volcanic flows, tuffs and breccias. This later unit which

underlies the subject property of this report has been intruded by the Early – Middle Jurassic Island Plutonic Suite (granodiorite – monzonite – diorite) which is coeval or late stage part of the volcanic island arc sequence.

7.2 Property Geology

The geology of the area of the Property is based on preliminary identification of some outcrops and interpreting the regional mapping completed by the government geologists as it relates to the claim.

Andesitic to rhyodacitic lava, tuff and breccia of the Lower Jurassic Bonanza Group overlie an assemblage consisting of sediments of the Paleozoic Sicker Group and basalts and minor carbonate and clastic sediments of the Upper Triassic Vancouver Group. The Bonanza volcanics are coeval with, or genetically related to, granodiorite stocks of the Jurassic Island Plutonic Suite which intrude all older rocks.

The Tent occurrence lies at the faulted contact between Vancouver Group Karmutsen Formation tholeiitic basalts and Bonanza Group andesite. A small northwest-elongated amphibolite quartz diorite has intruded the contact area. Dacite-rhyolite and quartz diorite dykes are common. Faulting and shearing is prominent. Chlorite and carbonate alteration is present on fractures in the intrusive rock.

Traces of disseminated and fracture coating pyrite, molybdenite and chalcopyrite occur in biotite-kaolinite altered intrusive rocks and volcanics, and in 3 millimetre quartz stringers that occur at a frequency of about 3 per metre. The main zone of intrusive hosted copper-molybdenum mineralization is reported to have minimum dimensions of 300 by 600 metres. The highest sample value from a grab sample obtained by Stow Resource in 1991 was 0.28 per cent copper, 0.1



Qls
Qls
Qls
Q
Q
Q
Qls
Q
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Q
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Figure 3
BAYWATER RESOURCES INC.
CARTER 1CLAIM
2006
Regional Geology

10 15

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BRITISH
COLUMBIA
ENGINEER

gram per tonne gold and 0.074 per cent molybdenum (Assessment Report 22167, page 7). A 50-metre continuous chip sample averaged 0.09 per cent copper (Assessment Report 22167, page 7).

8. DEPOSIT TYPE

Three types of deposits are associated with these rock units and the indicated geological environment underlying the claim group. An intrusive into the overlying Bonanza Volcanics with copper molybdenum mineralization as mined to the north at the Island Copper Mine; a volcanic belt related oxide sulphide phase iron formation gold zone; and a skarnified precious metal - base metal contact zone. All of the deposit types have elements of their host geology present on the Property.

8.1 Island Copper Deposit

The Island Copper deposit as the most prominent model in this north Vancouver Island region (Minfile summary #092L 158), lies within moderately south dipping brecciated tuff, lapilli and tuff breccia of andesitic and basaltic composition, which comprise the lower part of the Bonanza Group pyroclastic sequence and are cut by a digitating quartz feldspar porphyry dyke.

Breccias with volcanic and intrusive fragments cap the dyke and occur along its margins. Brecciation is less intense a short distance outward from the porphyry and within about 60 metres the dislocated breccia gives way to systems of intense fracturing (crackle breccia). On its northwest end the dyke is capped by pyrophyllite breccia (110 metres wide and traceable for 1100 metres along strike); to the southeast the dyke plunges under Bonanza rocks. Where it is least altered, the dyke exhibits a granodiorite composition.

The host rocks have been subjected to contact thermal metamorphism and hydrothermal alteration. The metamorphic aureole can be subdivided into an inner zone 100 metres wide adjacent to the dyke and characterized by biotite and magnetite; an intermediate transitional chlorite zone (180 metres wide); and an outer epidote zone 350 metres wide. The ore is associated with the biotite zone and the inner part of the chlorite zone.

The orebody is divided into the hanging wall and footwall ore zones. The hanging wall zone is a roughly tabular body 60 to 180 metre wide and approximately 1700 metres long, continuing to a depth of 300 metres below surface (Cargill, 1976). The footwall ore zone is not as well defined as the hanging wall zone. A small amount of ore occurs within the dyke, however, most quartz feldspar porphyry is unmineralized.

Although pyrite is the most abundant sulphide, chalcopyrite and molybdenite are the only sulphides recovered. Sphalerite and galena occur erratically in carbonate veinlets within and peripheral to the ore zone. Bornite has been observed in the ore zone in negligible quantities. Oxide minerals include magnetite, hematite and leucoxene.

Chalcopyrite occurs in dry fractures on slip surfaces and locally as disseminations. It also occurs in minor amounts in quartz veins with molybdenite, in carbonate veins with sphalerite, and in veins with pyrite. Gold and silver were recovered from the chalcopyrite concentrate.

Molybdenite occurs principally on slip surfaces and less abundantly in quartz veins and hairline fractures with chalcopyrite. The porphyry dyke and the Island Copper orebody, mineralization probably occurred about 154 million years ago (Geology, Exploration and Mining in British Columbia 1972, page 297).

During its operating life from 1971 to 1995 inclusive, the Mine produced about 1227 million kilograms of copper, 35,268 kilograms of gold, 294,106 kilograms of silver, 32 million kilograms of molybdenum and 236 kilograms of rhenium from 367 million tonnes of ore.

8.2 Iron Formation Related Deposits

Magnetite iron formations in volcanics have been traced to their reducing sulphide phase are related to significant gold deposition as found in older rock units.

The most documented local example that shows these geological characteristics is the Merry Widow deposit that is located to the east of the Property.

The Merry Widow deposit occurs as 3 stacked lenses containing massive magnetite within Lower Jurassic Bonanza Group volcaniclastics and underlying Upper Triassic Vancouver Group, Quatsino Formation limestone. The occurrence lies several hundred metres east of the diorite to gabbro Coast Copper or Benson Lake stock of the Early to Middle Jurassic Island Plutonic Suite.

The sediments and volcanics are north to northwest striking and west dipping. The intrusion has locally modified attitudes. The north striking intrusive contact dips 90 to 70 degrees eastward; but in the vicinity of the open pit it dips only 55 degrees east. Contact metamorphism of limestone is limited to recrystallization, with destruction of bedding features. The volcanic rocks (clastics, pyroclastics and flows) are hornfelsed with local lenses of garnet- epidote-actinolite-diopside-chlorite skarn. Intrusive greenstone sills, dykes and masses, and crosscutting dykes of andesite, alaskite, diabase and granodiorite are present. Northeast trending faults, dipping south, predominate.

The upper lens of the main deposit occurs as two distinct ore zones, separated laterally by about 30 metres of unmineralized skarn. The upper lens measures 104 metres in diameter, is 17 metres thick and dips 30 degrees east. Limestone abruptly terminates the mineralization down dip.

The middle lens is separated from the upper by 12 metres of barren, skarned volcanic rock through which passes a flat-lying thrust fault. The middle lens is 85 metres wide and 9 metres thick.

The lowermost lens lies along the gabbro contact and separated from it by a thin skarn rind. It has been explored for 165 metres down dip, where the lens thins considerably from a 12-metre maximum width near its upper limit (Property File - J.C. Lund, 1966).

Small amounts of arsenopyrite with pyrrhotite, sphalerite, marcasite, cuprite, chalcopyrite and calcite are reported. A north striking fault south of the open pit hosts small amounts of iron and copper sulphides and cobaltite with cobalt bloom (erythrite). Minor pyrite, chalcopyrite and pyrrhotite accompanied by quartz are present.

8.3 Skarn Related Deposits

Skarn mineralization associated with intrusives is often associated with gold deposits of the western Cordillera as at the Fortitude Deposit in Nevada and the Mascot deposit in Hedley, British Columbia. As well many of the areal showings, including the closest showings and production to the Property, at the Yreka Mine area, located 5 kilometres to the northeast, and deposits (both Island Copper and Merry Widow included) demonstrate skarnification associated with them.

The Yreka mine and the Clyde showing lie in skarn-altered limy tuffs. The tuffs, with agglomerates, lenses of limestone and a 30-metre thick limestone unit form

a 300-metre thick assemblage overlying andesitic lava and underlying andesitic flows and tuffs. These rocks have been folded about a northwest plunging and trending axis, have been intruded by basalt, diabase and feldspar porphyry dykes and a small diorite stock lies nearby. Several northeast trending, ore-localizing faults contain mineralization.

Epidote-garnet skarn is confined to three stratigraphic horizons and contains most of the mineralization. The skarn is in altered tuff. Limestone beds have been recrystallized but are otherwise unaltered. Mineralization includes pyrrhotite, chalcopyrite and sparse pyrite. Magnetite and specular hematite are locally present. Mining between 1965 and 1967 included the 15 by 49 by 60 metre A zone, grading 3.0 per cent copper (Energy, Mines and Resources Canada Corpfile - Uke Resources Ltd.).

The Edison occurrence, north of the Yreka mine, like it, contains lenses of chalcopyrite-pyrrhotite associated with garnet-epidote altered limestone and limy tuff, intruded by mafic and felsic dykes.

Another possible type of deposit, replacement-type lead-zinc-silver mineralization, that could be skarn (or intrusive) related was identified locally, in an area underlain by calcareous andesitic tuff, argillite, limestone and limestone breccia of the Bonanza Group. Pyrolusite, rhodonite and barite are present.

Another occurrence in the Yreka area, in Lower Jurassic Bonanza Group porphyritic andesite and tuff contains an extensive body of highly siliceous agglomerate made up of quartz and feldspar (?) that is strongly iron stained. Pyrite, chalcopyrite and some sphalerite occur with quartz and calcite veins from 5 to 60 centimetres wide over a 5 to 6 metre wide area near a quartz diorite body. Dykes of porphyritic andesite are present in the Bonanza rocks but not in the

intrusives. The silicified agglomerate is believed to be replaced limestone (Dawson, Geological Survey of Canada Summary Report 1918).

9. GEOPHYSICS

9.1 Regional Geophysics

The area of the Property has been covered by a Geological Survey of Canada airborne magnetometer survey (Figure 3), which highlighted certain, highly anomalous magnetic features associated with the Property.

The immediate area of the Property is located on the south end of an area of high magnetics associated with the Bonanza Volcanics and just north of a east-west trending magnetic low break between the volcanic units to the north and those to the south.

An oval shape magnetic high dominates the northern area of the Property with a small flexure that extends the high into the eastern side of the Property. A discreet intense low on the west side of the Property warrants further investigation.

9.2 Geophysics of Property

Ground geophysical (IP and ground magnetics surveys) surveying has been reported for the Property. This type of surveying, completed in the 1970's is not felt to be reliable in any meaningful interpretation at this time.

10. REGIONAL GEOCHEMISTRY

Regional government stream sediment and till sampling geochemical surveying was completed which identifies the Property as an area of anomalous base metal and indicator values. It should be noted that anomalous values, correlate with the magnetic flexure associated with the Property identified from the 1972 government airborne geophysical survey.

National geochemical reconnaissance surveys completed by the Geological Survey of Canada and the British Columbia Ministry of Energy Mines and Petroleum Resources on stream sediment samples and till samples have anomalous values in copper and gold for the drainages and the tills (to the north where they were collected) in the vicinity of the Property (Figures 4). As well molybdenum, zinc, lead and mercury values are also noted to anomalous in the area.

The sample density is of such a scale that it is a positive indication only and not a definitive indicator.

11. CONCLUSIONS

The Carter 1 Claim in the Bonanza volcanic belt provides an attractive exploration prospect for copper and gold mineralization. The belt has not been subjected to exploration despite being south of the Island Copper Mine, one of British Columbia's most profitable copper-molybdenum mines. The geology is favourable for two to three types of volcanic belt related mineralised zones and has anomalous stream and glacial till samples from the area. The presence of a known showing of iron related to an intrusive that could be auriferous that has not been tested by modern exploration techniques is encouraging.

Preliminary exploration and research has identified the high potential of this volcanic belt, which the Carter 1 Claim is within, that are very similar to those found at known mineralised bodies.

It is concluded that the recommended exploration programs could locate further mineralized zones. These exploration programs will ascertain the various rock units and silt sampling, rock and soil geochemistry will help evaluate the mineral potential of the Property. It is apparent that the belt of volcanic rocks presently being explored represents a unique situation: there exists a mine model, superb road access and a good geological base of information . Further work is warranted.

12. RECOMMENDED PROGRAM

A Phase I program of geological review and exploration is proposed to further develop the detailed geological base model for the Carter 1 Claim. A Phase II program will build on the mineralized zones in context to the geological base model established in Phase I.

Both Phase I and Phase II are necessary to complete the initial evaluation of the Property and to select drill targets (Phase III).

13. BUDGET

The initial phase of exploration for the claims will consist of initial geological mapping of all roads within and buttressing the Property and silt sampling of every drainage or draw (soil sampling if necessary). This work is important in establishing the base and anomalous geochemical values and the structural implication of the drainages as faults or contacts.

The Phase I budget will cover detailed geological mapping; silt (soil if necessary) geochemical sampling of defined drainages; and prospecting. It is estimated to cost $8,000 as described below.

Phase I is expected to take between 7 – 10 days with analysis of samples to take a further 7 – 14 days. Phase II will take approximately the same amount of time. Phase III will take between 3-5 weeks with analysis and reporting taking another 4-6 weeks.


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Figure 4
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Summary Report 2006
Regional Geophysics

PROFESSIONAL ENGINEER
PROVINCE OF BRITISH COLUMBIA
W.G. TIMMINS

Budget – Phase I

1.	Senior Geologist 5 days @ $500/day	$ 2,500
2.	Geological technician 5 days @ $350/day	$ 1,750
3.	Equipment rental 1-4 wheel-drive vehicles @$100/day	$ 500
4.	Fuel, Food, Field Supplies	$ 1,000
5.	Assays 50 @ $25 each	$ 1,250
6.	Report	$ 1,000
Subtotal		**$ 8,000**

Phase II

1.	Follow-up Geochem and Detailed Geology sampling	$ 6,000
2.	Assays 75 @ $25 per assay	$ 1,875
3.	Report Preparation	$ 1,500
4.	Contingency	$ 625
Subtotal		**$ 10,000**
TOTAL PHASE I & II		**$ 18,000**

Phase III

1.	Follow-up trenching and Geology mapping, sampling	$ 7,000
2.	Assays 150 @ $20 per assay	$ 3,000
3.	Reporting and Supervision	$ 3,500
4.	Contingency	$ 1,500
Subtotal		**$ 15,000**

GRAND TOTAL – Phase I, II & III **$ 33,000**


LEGEND
Molybdenum Mo
Copper Values Cu
Lead Values Pb
Zinc Values Zn
Mercury Values Hg
Gold Values Au
Baywaters Resources Inc.
Carter 1 CLAIM
2006
Regional Geochem
Drawn By: L. Stephenson
Date: March 2006
Scale : See Below
Quatsino Sound
Buchholt Channel
Neroutsos Inlet
Klaskino Inlet
Figure 5
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14. Statement Of Qualifications

I, William G. Timmins, of the City of Vancouver, in the Province of British Columbia, do hereby certify that:

1. I am a consulting geologist, with offices at 1016 – 475 Granville Street, Vancouver, B. C.
2. I have been practicing my profession for the past 39 years, having been engaged in the evaluation, exploration and development of mineral properties throughout Canada, the United States, Latin and South America, Australia and New Zealand.
3. I am a graduate of the Provincial Institute of Mining, Haileybury Ontario (1956) and attended Michigan Technological University 1962 – 1965, Geology, and was licensed by the Professional Engineers Association of B.C. (geological discipline) in 1969.
4. The author is not aware of any material fact or material change with respect to the subject matter of the technical report which is not reflected in the technical report, the omission to disclose which makes the technical report misleading.
5. I have no interest, nor do I expect to receive any interest in the properties or securities of Bywater Resources Inc. and am independent of the issuer.
6. I have no prior involvement with this property and this technical report has been prepared in compliance with regulatory authority.
7. Bywater Resources Inc. is hereby granted permission to use this report for all purposes normal to the corporate business of the company.

February 10, 2006

W.G. Timmins, P.Eng.

15. References

Minefile Capsule Geology and Bibliography; 092L085; 092L137; 273; 062;099; 135; 136; 138; 139; 160; 052; 158; 205; 104; & 106

Ministry of Energy, Mines and Petroleum Resources , British Columbia; Open File Report 1990-27 p43 -47

Schroder, T. Ministry of Energy, Mines and Petroleum Resources, British Columbia; District Geologist, pers. Communication

Department of Energy, Mines and Resources, Geological Survey of Canada; Open File 2948a - Tectonic Assemblage Map of Vancouver Open File 2490 - Guide to the Geology and Tectonic Evolution of the Southern Coast Mountains - 1994, Preliminary Map - Terranes of the Southern Coast and Intermontane Belts, British Columbia 1994, Journeay J. M. and Monger, J.W.H Aeromagnetic Maps: 1773G Mahatta Creek; RGS 1994 - Vancouver Island Regional Geochemical Survey, RGS

Appendix 1: Regional Showings

MINFILE Number	Names	Status	Commodities	NTS Maps	Latitude Longitude	Deposit Types
092L 001	HEART, COL, POWER	Showing	Copper Iron	092L05E	50 16 25 N 127 31 30 W	Porphyry Cu ± Mo ± Au.
092L 002	POWER, LIT 16-23, LIT 30-33, LITTLE LAKE	Prospect	Iron Magnetite	092L05E 092L03W 092L04E 092L06W	50 15 25 N 127 30 52 W	
092L 052	YREKA, YREKA MINE, NEW COMSTOCK (L.90), SUPERIOR (L.106), CLYDE, MOUNTAIN KING, EDISON, BARNEY, BLUE GROUSE, KING EDWARD, ELVA, MOUNTAIN QUEEN, QUATSINO CHIEF, READY CASH FRACTION (L.109), ASA THOR	Past Producer Production Report	Copper Silver Gold	092L05E	50 27 25 N 127 34 02 W	Cu skarn.
092L 053	PAYSTREAK, ROYAL, MOON 7, STAR 1	Showing	Copper Zinc Gold Silver	092L05E	50 23 52 N 127 30 10 W	Cu±Ag quartz veins.
092L 054	QUATSINO KING (L.676), TEETA GOLD, PARAMOUNT, HILLSIDE, ALEXANDER (L.679), EROS, ALDYTH I, WHITE QUARTZ, GOLDEN KING, TEETA CREEK	Showing	Copper Gold Silver Zinc	092L05E	50 23 10 N 127 30 15 W	Cu±Ag quartz veins.
092L 085	IRON QUEEN, IRON BUNKER, IRON KING, HIGH GILL, KIM, GKS,	Showing	Magnetite Iron	092L05E	50 25 20 N 127 38 15 W	

	FECU, CUFE					
092L 086	BLUE BIRD - INGERSOL, DP, MAGGIE, ANNA, MYSTIC, STELLA, OLGA	Prospect	Iron Gold Magnetite Copper	092L05E	50 28 35 N 127 39 50 W	Au skarn.
092L 103	RED ROCK, PAYSTREAK, BOY 1, MOON 2, ROYAL	Showing	Gold Silver Copper Zinc	092L05E	50 24 01 N 127 30 15 W	
092L 104	EDISON (L.244), SUPERIOR (L.106), GOLDEN ERA (L.104), YREKA	Showing	Copper Silver	092L05E	50 27 35 N 127 34 13 W	
092L 105	CLIMAX, UNCLE SAM	Showing	Copper Silver Gold	092L05E	50 27 20 N 127 34 40 W	
092L 106	ROSSLAND	Showing	Lead Copper	092L05E	50 25 00 N 127 32 40 W	
092L 144	SINKER, KLASKINO, RUF 7-10, SWIVEL, KI	Showing	Copper Nickel Cobalt Molybdenum	092L05W 092L05E	50 18 58 N 127 45 05 W	
092L 151	JEUNE LANDING (L.1582), NEROUTSOS INLET, LYONS ISLET, SOUTHEAST ARM- QUATSINO SOUND	Past Producer Production Report	Limestone	092L05E 092L06W 092L11W 092L12E	50 27 33 N 127 31 08 W	
092L 176	BRAD, K, MADHAT	Showing	Copper	092L05E	50 19 25 N 127 39 50 W	
092L 182	RH 1-24, ELK 1-8, ECHO 1-6, CAM 1-20	Showing	Copper Molybdenum	092L05E	50 17 25 N 127 31 25 W	Porphyry Cu ± Mo ± Au.
092L 191	JARR	Showing	Copper	092L05E 092L05W	50 18 40 N 127 41 40 W	
092L 205	R, SU, RSU, PAN, GE	Showing	Copper	092L05E	50 28 00 N 127 36 40 W	

092L 228	IRON COP, LONDON 1, BOZO 2, HART LAKE	Prospect	Copper Cobalt Silver Gold Iron	092L05E	50 16 13 N 127 35 50 W	Volcanic redbed Cu.
092L 235	STAR 24	Showing	Copper Molybdenum	092L05E	50 24 20 N 127 31 03 W	Porphyry Cu ± Mo ± Au.
092L 236	TUSCARORA (L.84), UKE 1	Showing	Zinc Copper Lead	092L05E	50 27 45 N 127 33 55 W	
092L 237	RUF 41, MEXICAN, KLASKINO, KI	Showing	Copper Molybdenum	092L05E	50 18 10 N 127 43 35 W	
092L 257	PABLO 22	Showing	Copper Zinc Silver Iron	092L05E	50 15 20 N 127 44 35 W	
092L 258	PABLO 24-2	Showing	Copper Silver	092L05E	50 15 37 N 127 44 20 W	Porphyry Cu ± Mo ± Au.
092L 265	FANG, WILF, HARAT LAKE	Prospect	Copper	092L05E	50 17 40 N 127 34 52 W	Unknown.
092L 266	TENT	Showing	Copper Molybdenum	092L05E	50 19 06 N 127 35 15 W	Porphyry Cu ± Mo ± Au.
092L 324	CLEAGH	Showing	Copper Molybdenum Zinc	092L05E	50 26 30 N 127 43 30 W	
092L 325	KEW	Showing	Copper	092L05E	50 27 35 N 127 42 06 W	
092L 330	LOIS, LOIS 1-36, BOZO 1,4, HART LAKE	Prospect	Copper Molybdenum Zinc Lead Gold Silver Cobalt	092L05E	50 15 33 N 127 36 53 W	Porphyry Cu ± Mo ± Au.
092L 331	LONDON 1, HART LAKE	Showing	Magnetite Iron Copper Zinc	092L05E	50 16 08 N 127 33 55 W	Unknown.
092L 332	PATCH, HART LAKE	Showing	Magnetite Iron Copper	092L05E	50 17 25 N 127 35 29 W	Unknown.
092L 333	BOZO 2, HART LAKE	Showing	Zinc	092L05E	50 17 00 N 127 35 50 W	Unknown.
092L 334	NASPARTI LAKE,	Showing	Copper	092L05E	50 15 02 N	Cu±Ag quartz

	HART LAKE			092L04E	127 36 03 W	veins. Volcanic redbed Cu.
092L 335	KLOOTCH	Showing	Copper Magnetite	092L05E	50 27 06 N 127 39 50 W	
092L 336	BLUEGROUSE (YREKA), MOUNTAIN KING (L.86), PRIDE OF THE ISLE, MOUNTAIN QUEEN (L.83), ELVA (L.81)	Showing	Copper Silver	092L05E	50 27 20 N 127 33 25 W	